UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

NOVEMBER 18, 2003

BETA OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-68381	86-0876964
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6120 S. Yale, Suite 813, Tulsa, OK		74136
(Address of principal executive offices)		(Zip Code)

(918) 495-1011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.                                                           Financial Statements and Exhibits

(c) Exhibits Furnished

99.1   Press Release dated November 18, 2003.

Item 9.                                                           Regulation FD Disclosure

On November 18, 2003, the Registrant announced that it had entered into a non-binding letter of intent with Petrohawk Energy, L.L.C., (“Petrohawk”) a privately-held independent exploration company, in which it is proposed that Petrohawk would acquire a total of $60,000,000 in the Company’s common stock, warrants and a convertible note.  The press release regarding this announcement is furnished as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BETA OIL & GAS, INC.

Date: November 18, 2003	By:	/s/ Joseph L. Burnett
Joseph L. Burnett
Chief Financial Officer and Principal Accounting Officer